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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 2000 relating to the financial statements of Universal Access, Inc., which appears in Universal Access, Inc.'s Registration Statement on Form S-1 (No. 333-93039). We also consent to the incorporation by reference of our report dated February 17, 2000 relating to the financial statement schedule, which appears in such Registration Statement on Form S-1.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago Illinois

March 16, 2000